As filed with the Securities and Exchange Commission on May 2, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Financial Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	27-3577029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Glastonbury Boulevard, Suite 200

Glastonbury, Connecticut 06033

(Address of Principal Executive Offices)(Zip Code)

United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan

United Financial Bancorp, Inc. 2008 Equity Incentive Plan

CNB Financial Corp. 2008 Equity Incentive Plan

CNB Amended and Restated Stock Option Plan

(Full Title of the Plan)

William H. W. Crawford, IV

Chief Executive Officer

United Financial Bancorp, Inc.

45 Glastonbury Boulevard, Suite 200

Glastonbury, Connecticut 06033

(Name and Address of Agent For Service)

(860) 291-3600

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	1,667,287 shares(2)	$9.36 - $13.125(3)	$17,019,542(3)	$2,192.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, no par value per share (“Common Stock”), registered includes an indeterminable number of shares of Common Stock as are required to prevent dilution resulting from a stock split, stock dividend, or similar transaction that results in an increase in the number of outstanding shares of Common Stock.
(2)	The 1,667,287 shares of Common Stock being registered hereby consist of (a) 614,489 shares of Common Stock issuable under the United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan, (b) 728,008 shares of Common Stock issuable under the United Financial Bancorp, Inc. 2008 Equity Incentive Plan, (c) 111,238 shares of Common Stock issuable under the CNB Financial Corp. 2008 Equity Incentive Plan and (d) 213,552 shares of Common Stock issuable under the CNB Amended and Restated Stock Option Plan (the plans in clauses (a), (b), (c) and (d) are collectively referred to herein as the “Legacy United Stock Plans”), all of which Legacy United Stock Plans were assumed by us in connection with the merger of United Financial Bancorp, Inc., a Maryland corporation, with and into us (the “Merger”). The Merger was consummated on April 30, 2014 and in connection with the consummation of the Merger, we changed our name from “Rockville Financial, Inc.” to “United Financial Bancorp, Inc.”
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon (a) the weighted average exercise price of $9.36 per share, at which options for 1,291,793 shares have been granted under the Legacy United Stock Plans, and (b) $13.125 per share, the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on April 30, 2014 for the remaining 375,494 shares that are available for awards under the Legacy United Stock Plans.

EXPLANATORY NOTE

Pursuant to that certain Agreement and Plan of Merger, dated as of November 14, 2013, by and between United Financial Bancorp, Inc., a Maryland corporation (“Legacy United”), and Rockville Financial, Inc., a Connecticut corporation (“Rockville”), on April 30, 2014, Legacy United merged with and into Rockville, with Rockville continuing as the surviving corporation (the “Merger”). Upon the closing of the Merger, the name of Rockville was changed to “United Financial Bancorp, Inc.” Rockville, under the new name of “United Financial Bancorp, Inc.,” is referred to herein as “we,” “our,” “us,” “United,” the “Registrant” and the “Company.”

At the effective time of the Merger, (1) each outstanding option (collectively, the “Legacy United Options”) to purchase shares of common stock, $0.01 par value per share, of Legacy United granted under the United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan, the United Financial Bancorp, Inc. 2008 Equity Incentive Plan, the CNB Financial Corp. 2008 Equity Incentive Plan and the CNB Amended and Restated Stock Option Plan (collectively, the “Legacy United Stock Plans”) converted into a corresponding option with respect to the Registrant’s common stock, no par value per share (the “Common Stock”), and (2) the Registrant assumed the Legacy United Stock Plans. This Registration Statement is being filed for the purpose of registering up to 1,667,287 shares of Common Stock issuable under the Legacy United Stock Plans, including shares of Common Stock issuable upon the exercise of converted Legacy United Options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed by the Registrant with the Commission on March 14, 2014, as amended by an Amendment No.1 on Form 10-K/A, filed by the Registrant with the Commission on April 30, 2014;

(b) the Registrant’s Current Reports on Form 8-K filed with the Commission on January 22, 2014, January 23, 2014, February 4, 2014, February 11, 2014, February 20, 2014, March 18, 2014, March 31, 2014, April 10, 2014 and May 2, 2014; and

(c) the description of the Common Stock contained in its Registration Statement on Form S-1 originally filed with the Commission on September 16, 2010 (File No. 333-169439), and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article XI of the Registrant’s bylaws sets forth circumstances under which directors, officers, employees and agents of the Registrant may be insured or indemnified against liability which they incur in their capacities as such:

The Registrant will indemnify and reimburse each current and former director, officer or employee of the Registrant, or any other agent or person performing on behalf of the Registrant, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event will any payments made by the Registrant pursuant to Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

In addition, the Registrant also maintains insurance policies under which its directors and officers are insured. Within the limits of these policies, the Registrant’s directors and officers are insured against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been the Registrant’s directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Glastonbury, State of Connecticut, on this 2nd day of May, 2014.

UNITED FINANCIAL BANCORP, INC.

By:	/s/ William H. W. Crawford, IV
William H. W. Crawford, IV
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of United Financial Bancorp, Inc., hereby severally constitute and appoint William H. W. Crawford, IV, J. Jeffrey Sullivan and Eric R. Newell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable United Financial Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. W. Crawford, IV	Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2014
William H. W. Crawford, IV

/s/ Eric R. Newell	Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2014
Eric R. Newell

/s/ Michael A. Bars	Director	May 2, 2014
Michael A. Bars

/s/ Michael F. Crowley	Director	May 2, 2014
Michael F. Crowley

/s/ Kristen A. Johnson	Director	May 2, 2014
Kristen A. Johnson

/s/ Carol A. Leary	Director	May 2, 2014
Carol A. Leary

/s/ Raymond H. Lefurge, Jr.	Director	May 2, 2014
Raymond H. Lefurge, Jr.

/s/ Stuart E. Magdefrau	Director	May 2, 2014
Stuart E. Magdefrau

/s/ Kevin E. Ross	Director	May 2, 2014
Kevin E. Ross

/s/ Robert A. Stewart, Jr.	Chairman of the Board	May 2, 2014
Robert A. Stewart, Jr.

/s/ J. Jeffrey Sullivan	Director	May 2, 2014
J. Jeffrey Sullivan

INDEX TO EXHIBITS

Number	Description

4.1	Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on May 2, 2014 and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on May 2, 2014 and incorporated herein by reference)

4.3	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on May 2, 2014 and incorporated herein by reference)

5	Opinion of Hinckley, Allen & Snyder LLP, counsel to the Registrant

10.1	United Financial Bancorp, Inc. 2006 Stock-Based Incentive Plan (filed as Appendix B to United Financial Bancorp, Inc.’s Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders (File No. 000-51369) on June 12, 2006 and incorporated herein by reference)

10.2	United Financial Bancorp, Inc. 2008 Equity Incentive Plan (filed as Appendix A to United Financial Bancorp, Inc.’s Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders (File No. 000-52947) on April 29, 2008 and incorporated herein by reference)

10.3	CNB Financial Corp. 2008 Equity Incentive Plan (filed as Appendix A to CNB Financial Corp.’s Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders (File No. 000-51685) on April 11, 2008 and incorporated herein by reference)

10.4	CNB Financial Corp. Amended and Restated Stock Option Plan (filed as Exhibit 10.1 to CNB Financial Corp.’s Registration Statement on Form S-8 (File No. 333-141599) on March 27, 2007 and incorporated herein by reference)

23.1	Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5)

23.2	Consent of Wolf & Company, P.C.

24	Power of attorney (included on the signature pages of this registration statement)